UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 9, 2011

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2011, MIPS Technologies, Inc. (the “Company”) entered into a Transition and Consulting Agreement (“Transition Agreement”) with Maury Austin, the Company’s Chief Financial Officer, regarding the terms and conditions of Mr. Austin’s departure from the Company.  Pursuant to the Transition Agreement, Mr. Austin’s last day of employment with the Company was November 9, 2011 (“Separation Date”).

Under the terms of the Transition Agreement, Mr. Austin will provide consulting services to the Company from the Separation Date until August 17, 2012.  Mr. Austin will be paid $28,529.91 per month for his consulting services, plus reimbursement of expenses.  In addition, the stock options and restricted stock units previously granted to Mr. Austin will continue to vest (in accordance with their terms) as long as Mr. Austin continues to provide consulting services to the Company under the Transition Agreement.  The Transition Agreement also includes a release of claims against the Company.

As previously disclosed, the Company has appointed William Slater as the new Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: November 14, 2011	By:	/s/ GAIL SHULMAN
Name: Gail Shulman
Title: Vice President, General Counsel & Secretary